Exhibit 99.1
Windstream to spin off assets into publicly traded REIT

Transaction accelerates company’s transformation by enabling greater network investments that will enhance service to customers while providing the REIT with opportunities to grow and diversify

Aligns strategic objectives and creates new opportunities for both companies to increase shareholder value

Release date: July 29, 2014

LITTLE ROCK, Ark. - Windstream (Nasdaq: WIN), a leading provider of advanced network communications, today announced plans to spin off certain telecommunications network assets into an independent, publicly traded real estate investment trust (REIT). The transaction will enable Windstream to accelerate network investments, provide enhanced services to customers and maximize shareholder value. The transaction will allow the REIT, which will own Windstream’s existing fiber and copper network and other fixed real estate assets, to expand its network and diversify its assets through acquisitions. The company’s board of directors approved the plan following the receipt of a favorable private letter ruling from the Internal Revenue Service.

“This transaction will make Windstream a more nimble competitor in today’s increasingly dynamic communications marketplace and accelerate our deployment of advanced communications services,” said Jeff Gardner, president and CEO of Windstream. “Additionally, the REIT will have geographically diverse, high-quality assets and sustainable cash flows with the ability to grow and diversify over time.”

Transaction Rationale

The tax-free spinoff will enable Windstream to realize significant financial flexibility by lowering debt by approximately $3.2 billion and increasing free cash flow to accelerate broadband investments, transition faster to an IP network and pursue additional growth opportunities to better serve customers. As a result of the transaction, Windstream will offer faster broadband speeds and more robust performance to consumers. The company said it would expand availability of 10 Mbps Internet service to more than 80 percent of its customers by 2018. It also said it would more than double the availability of 24 Mbps Internet service by 2018, expanding to more than 30 percent of its customers.
The REIT will be positioned to provide an attractive dividend to shareholders and grow revenue through lease escalation, capital investment and acquisitions.

Transaction Details

Under the transaction, Windstream will spin off certain assets, including its fiber and copper networks and other real estate, as a REIT, which will lease use of the assets to Windstream through a long-term triple-net exclusive lease with an initial estimated rent payment of $650 million per year. Windstream will operate and maintain the assets and deliver advanced communications and technology services to consumers and businesses. Customers will see no change in their rates, scope or terms of service as a result of the transaction. Windstream will continue to have sole responsibility for meeting its existing regulatory obligations following the creation of the REIT. The REIT will focus on expanding and diversifying its assets and tenants through future acquisitions.

Windstream anticipates that the REIT will raise approximately $3.5 billion in new debt, which will be used to repay existing Windstream debt to effect the transaction. Windstream expects to retire approximately $3.2 billion of debt as part of the transaction, resulting in the company deleveraging to 3.3 times debt to adjusted operating income before depreciation and amortization immediately at closing. The company’s enhanced leverage profile and improved discretionary free cash flow will enable Windstream to invest more capital in strategic initiatives, better positioning Windstream for long-term growth.

The transaction will not result in significant operational changes at Windstream. The REIT will have approximately 25 employees. Tony Thomas, Windstream’s chief financial officer, will become CEO of the REIT. Francis X. “Skip” Frantz, a Windstream director, will serve as chairman of the REIT’s board.

“Tony has served Windstream well, and I would like to personally offer my gratitude for his many contributions over the last eight years,” Gardner said. “I am confident that his experience and expertise will benefit the REIT while also providing important continuity and fostering a close working relationship between the two companies.”

Thomas was appointed CFO in 2009. He previously served as controller for Windstream. He will continue to serve in his current role with Windstream while the company conducts a search for his successor.

“I am very excited about this new opportunity and believe that we will be able to drive additional value for shareholders and maximize benefits for customers operating as two distinct companies,” Thomas said.

Frantz has been a director of Windstream since 2006 and was chairman of the board from July 2006 to February 2010. He is a former chairman of the United States Telecom Association and was previously executive vice president of external affairs, general counsel and secretary of Alltel Corp.

“I have known Skip for many years, and his extensive telecommunications experience has been a terrific asset to me personally and to Windstream as a whole,” Gardner said. “His leadership has been integral throughout the transformation of Windstream, and he will bring significant expertise to the REIT.”

Frantz will leave the Windstream board upon close of the transaction.

Shareholder Distribution

As part of this transaction, Windstream shareholders will retain their existing shares and receive shares in the REIT commensurate with their Windstream ownership.

Dividend Practice

Windstream plans to maintain its current dividend practice through the close of the transaction. Following the spinoff, the expected annual dividend per share in the aggregate for the two companies will be $0.70 per current Windstream share, with Windstream expected to pay an annual dividend of $0.10, while the REIT will have an annual dividend equivalent to $0.60.

Approvals and Anticipated Closing

Windstream has received a private letter ruling from the Internal Revenue Service relating to certain tax matters regarding the tax-free nature of the spinoff and the qualification of the spunoff entity's assets as real property for REIT purposes.

Completion of the proposed spinoff is contingent on receipt of regulatory approvals, final approval from the Windstream board of directors, execution of definitive documentation, and satisfaction of other customary conditions. No assurances can be given that such conditions will be satisfied or as to the timing of any regulatory action. Windstream may, at any time and for any reason until the proposed transaction is complete, abandon the spinoff or modify or change the terms of the spinoff.

Windstream anticipates that the spinoff would occur in the first quarter of 2015.

Additional Information

Bank of America Merrill Lynch and Stephens Inc. are serving as exclusive financial advisers to Windstream in the transaction. Bank of America Merrill Lynch and J.P. Morgan also are advising with respect to certain financing matters. Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal adviser to Windstream.

Conference Call

Windstream will hold a conference call at 7:30 a.m. CDT today to review the transaction.

To Access the Call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 78117902, ten minutes prior to the start time.

To Access the Call Replay:

A replay of the call will be available beginning at 10:30 a.m. CDT today and ending at midnight on Aug. 5. The replay can be accessed by dialing 1-855-859-2056, conference ID 78117902.

Webcast Information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CDT today.

About Windstream

Windstream (Nasdaq: WIN), a FORTUNE 500 and S&P 500 company, is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit www.windstream.com.

Cautionary Statement Regarding Forward-Looking Statements

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the completion of the transaction, the expected benefits of the transaction, the expected financial attributes of the new Windstream and the REIT including the initial rent amount, the pro forma dividend and leverage ratio for each company, and the illustrative trading multiples and values for each company. Such statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•
risks related to the anticipated timing of the proposed separation, the expected tax treatment of the proposed transaction, the ability of each of Windstream (post-spin) and the new REIT to conduct and expand their respective businesses following the proposed spinoff, and the diversion of management’s attention from regular business concerns;

•	our ability to receive, or delays in obtaining, the regulatory approvals required to complete the spinoff; and

•
those additional factors under "Risk Factors" in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2013, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com